Exhibit 5

December 6, 2010

Carlisle Companies Incorporated

13925 Ballantyne Corporate Place

Suite 400

Charlotte, North Carolina 28277

Re:  Registration of Securities

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof by Carlisle Companies Incorporated, a Delaware corporation (the “Company”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 145 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of securities in one or more series as follows: (i) debt securities of the Company (“Debt Securities”), consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated or subordinated to certain other obligations of the Company, (ii) shares of the Company’s common stock, $1 par value per share (the “Common Stock”), and (iii) shares of the Company’s preferred stock, $1 par value per share (the “Preferred Stock” and, together with the Debt Securities and the Common Stock, the “Securities”).

As General Counsel of the Company, I am familiar with its Restated Certificate of Incorporation, as amended, and By-Laws and with the affairs of the Company.  I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

Based on the foregoing, it is my opinion that:

1.             The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

2.             When (i) the registration requirements of the Securities Act have been complied with, (ii) the indenture between the Company and the Trustee pursuant to which the Debt Securities are to be issued (the “Indenture”) has been qualified under the United States Trust Indenture Act of 1939, as amended, (iii) the form or forms of the Debt Securities and the final terms thereof have been fully approved or established by appropriate corporate action taken by the Company and in accordance with the terms of the Indenture, and (iv) the Debt Securities have been duly executed, authenticated, completed, issued and delivered against payment therefor in accordance with such corporate action, the Indenture and in the manner contemplated by the Registration Statement, the Debt Securities will thereupon be legally issued and binding obligations of the Company.

3.             When (i) the registration requirements of the Securities Act have been complied with, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Common Stock and (iii) Common Stock with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in such corporate action, the Common Stock will be validly issued, fully paid and non-assessable.

4.             When (i) the registration requirements of the Securities Act have been complied with, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Preferred Stock and (iii) Preferred Stock with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in such corporate action, the Preferred Stock will be validly issued, fully paid and non-assessable.

My opinions expressed above are subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

I am admitted to the Bar of the State of New York and express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption “Legal Opinions” in the prospectus which is a part of this Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Steven J. Ford

Steven J. Ford

Vice President, Chief Financial Officer

and General Counsel